Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated May ___, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Valiant Eagle, Inc.

6320 Canoga Avenue

Suite 1564

Woodland Hills, California 91367

$10,000,000

2,000,000,000 SHARES OF COMMON STOCK

$0.005 PER SHARE

This is the public offering of securities of Valiant Eagle, Inc., a Delaware corporation. We are offering 2,000,000,000 shares of our common stock, par value $0.0001 (“Common Stock”), at an offering price of $0.005 per share (the “Offered Shares”) by the Company, for a total offering of $10 million. This Offering will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price will be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTC Market Pink Open Market under the stock symbol “PSRU.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.005	$10,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company	$0.005	$10,000,000

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering”.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

Our Board of Directors used its business judgment in setting a value of $0.005 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is May __, 2021.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “PSRU”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Valiant Eagle, Inc.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ’should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our ability to identify attractive media assets, content providers and other suitable products and service opportunities that are consistent with our marketing strategy.
•	Our ability to effectively execute our business plan;
•	Our ability to finance our businesses;
•	Our ability to promote our businesses;
•	Our ability to compete and succeed in highly competitive and evolving businesses;
•	Our company has incurred operating losses in the past, and we may not be able to generate sufficient revenue to be profitable.
•	Our ability to consummate media deals and other acquisitions on favorable terms;
•	Our ability to obtain investment capital for marketing and other operating costs;
•	Economic conditions in our markets, as well as the condition of the financial and private investment markets and the economy generally.
•	Our company may fail to protect our intellectual property, or third parties may assert infringement, or other violations by us of their intellectual property rights.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Valiant Eagle” was incorporated on March 21, 2007, under the laws of the State of Delaware.

The Company was incorporated under the laws of Delaware on March 21, 2007 as International Medical Staffing, Inc. which was in the business of developing, marketing, licensing, and contract manufacturing of lighting technology for use in residential, commercial, and industrial applications worldwide. In November 2009, the Company changed its name to Purespectrum Inc.

On February 20, 2015, the Company acquired as a wholly owned subsidiary, Nutrafill LLC, a Georgia corporation that is a nutraceutical manufacturer using only natural ingredients. The company encapsulated a variety of vitamins, and also packaged powders and liquids.

On September 7, 2018, pursuant to an Acquisition and Merger Agreement, the Company fully divested itself of Nutrafill LLC, and acquired all of the membership interests in Opportunity Knocks Television LLC, a California Limited Liability Company. As of February 12, 2020, the Company performed a name change to Valiant Eagle, Inc. to better reflect the Company’s strategic focus on energizing entertainment in television, the internet, and social media. Simultaneously with the name change, the Company completed a 5000-1 reverse stock split.

Valiant Eagle, Inc. offices are located at 6320 Canoga Ave #1564 Woodland Hills, CA, 91367. Our telephone number is 747-444-1542 and our email address is info@valianteagle.net.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol PSRU.

Xavier Mitchell, the Company’s Chief Executive Officer and sole member of the Company’s Board of Directors, is the owner of 44,999,000 shares of the outstanding shares of the Company’s Series B Preferred Stock and 700,000 shares of the outstanding shares of the Company’s Series C Preferred Stock. Series B and Series C Preferred shareholders have voting rights equal to ninety nine percent (99%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Mr. Mitchell possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Mitchell’s ownership and control of Series B and Series C Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. Mr. Mitchell’s ownership and control of Series B and Series C Preferred Stock gives him the control of 99% of the Company’s voting shares regardless of the number of shares sold pursuant to this Offering. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

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THE OFFERING

______

Issuer:	Valiant Eagle, Inc.

Securities offered:	A maximum of 2,000,000,000 shares of our common stock, par value $0.0001 (“Common Stock”) at an offering price of $0.005 per share (the “Offered Shares”). (See “Distribution.”), for a total offering of $10 million.

Number of shares of Common Stock outstanding before the offering	355,293,650 issued and outstanding as of April 21, 2021

Number of shares of Common Stock to be outstanding after the offering	2,355,293,650 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.005

Maximum offering amount:	2,000,000,000 shares at $0.005 per share, or $10,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “PSRU”.

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $9,900,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

Investment Analysis

There is no assurance Valiant Eagle, Inc. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

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RISK FACTORS

____________

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time.  Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets.  Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity.  There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely.  Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in-person meetings were suspended, Company management reallocated resources to on-line client and business development.

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Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of California. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the state of California to be allowed to return to full operations and capacities.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce, and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics, and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small businesses (our potential clients). To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

Changes in consumer behavior, as well as evolving technologies, distribution platforms and packaging, may negatively affect our business, financial condition or results of operations.

Our success in the media and entertainment industry depends on our ability to adapt to shifting patterns of content consumption. The ways in which consumers view content, and technology and business models in our industry, continue to evolve rapidly, and new distribution platforms, as well as increased competition from new entrants and emerging technologies, have added to the complexity of maintaining predictable revenue streams.

Technological advancements have empowered consumers to seek more control over when, where, and how they consume content and have affected the options available to advertisers for reaching their target audiences. The evolution of consumer preferences towards digital and other subscription services, and the substantial increase in availability of programming without advertising or adequate methodologies for audience measurement, have had, and may continue to have, an adverse effect on our business, financial condition, and results of operations.

Our success depends on our ability to maintain attractive brands and our reputation, and to offer popular programming and other content.

Our ability to maintain attractive brands, and to create, distribute and/or license popular content is key to our success and ability to generate revenues. The revenues we generate primarily depend on our ability to anticipate and consistently satisfy consumer tastes and expectations, both in the U.S. and internationally. The popularity of our content is affected by our ability to develop and maintain strong brand awareness and a strong reputation; our ability to target key audiences; the quality and attractiveness of competing entertainment content; and the availability of alternative forms of entertainment and leisure time activities. Audience tastes change frequently, and it is a challenge to anticipate what will be successful at any point in time.

Many of our products may be shelved for a period of time.

Because media assets are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. After investing in a licensing or purchase agreement, it may be some time before we can schedule their release, and therefore delays revenue from some of the media assets. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our product offering could have an adverse effect on our financial condition and results of operations.

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If we purchase or develop assets at a time when the media market is experiencing substantial influxes of capital investment and competition for media assets, those that we purchase or develop may decrease in value.

The media space is currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for original works, may result in inflated prices for such assets. To the extent we purchase or develop media assets in such an environment, we are subject to the risk that if the media market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our value of our media assets may decrease significantly below the amount we paid for or expended in the development and licensing of such assets.

Disruptions or failures of, or cybersecurity attacks upon, our or our service providers’ networks, information systems and other technologies, and a failure of our business continuity plans in response thereto, could result in the disclosure of confidential or valuable business or personal information, disruption of our businesses, damage to our brands and reputation, legal exposure and financial losses.

Cloud services, networks, information systems and other technologies we use or that are used by our third-party providers, including technology systems used in connection with the production and distribution of our content (“Systems”), are critical to our business activities, and shutdowns or disruptions of, and cybersecurity attacks on, these Systems pose increasing risks. We also use content delivery networks to help us stream programming, films and other content in high volume to viewers and users of our online, mobile and app offerings over the internet. Shutdowns, disruptions and attacks may be caused by third-party hacking of computers and Systems; dissemination of computer viruses, worms, malware, ransomware and other destructive or disruptive software; denial of service attacks and other bad acts; human error; and power outages, natural disasters, extreme weather, terrorist attacks or other similar events. Shutdowns, disruptions and attacks could have an adverse impact on us, our business partners, employees, advertisers, viewers and users of our content, including degradation or disruption of service, loss of data and damage to equipment and data. Steps we take to add software and hardware, upgrade our Systems and network infrastructure, and to otherwise improve the stability and efficiency of our Systems may not be sufficient to avoid shutdowns, disruptions and attacks. Significant events could result in a disruption of our operations and reduction of our revenues, the loss of or damage to the integrity of data used by management to make decisions and operate our businesses, viewer or advertiser dissatisfaction or a loss of viewers or advertisers, and damage to our reputation or brands. In addition, our recovery and business continuity plans may prove inadequate to address any such disruption, failure or cybersecurity attack. We are subject to risks caused by the misappropriation, misuse, falsification or intentional or accidental release or loss of business or personal data or programming content maintained in our or our third-party providers’ Systems, including proprietary and personal information (of third parties, employees and users of our online offerings), business information including intellectual property, or other confidential information. Outside parties may attempt to penetrate our Systems or those of our third-party providers or fraudulently induce employees, business partners or users of our online offerings to disclose sensitive or confidential information in order to gain access to our data or our subscribers’ or users’ data, or our programming. The number and sophistication of attempted and successful information security breaches in the U.S. and elsewhere have increased significantly in recent years, and because of our prominence, we and/or third-party providers we use may be a particularly attractive target for such attacks. Because the techniques used to obtain unauthorized access to, or disable, degrade or sabotage, these Systems change frequently and often are not recognized until launched, we may be unable to anticipate these techniques, implement adequate security measures or remediate any intrusion on a timely or effective basis. Moreover, the development and maintenance of security measures is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Despite our efforts, the possibility of these events occurring cannot be eliminated. If a material breach of our Systems or those of our third-party providers occurs, the market perception of the effectiveness of our security measures could be harmed, we could lose subscribers, viewers, revenues in the case of leaked content, advertisers and other business partners, and users of our online, mobile and app offerings; our reputation, brands and credibility could be damaged; and we could be required to expend significant amounts of money and other resources to repair or replace such Systems or to comply with regulatory requirements. We could also be subject to actions by regulatory authorities and claims asserted in private litigation. The costs relating to any data breach could be material, and we may not have adequate insurance coverage to compensate us for any losses associated with such events.

We are subject to complex, often inconsistent and potentially costly laws, rules, regulations, industry standards and contractual obligations relating to privacy and personal data protection.

We are subject to laws, rules and regulations in the U.S. and in other countries relating to privacy and the collection, use and security of personal data. In the U.S., the California Consumer Privacy Act, which went into effect on January 1, 2020, creates a host of new obligations for businesses regarding how they handle the personal information of California residents. We are also subject to laws and regulations intended specifically to protect the interests of children and the privacy of minors online, including COPPA (hereinafter defined) in the U.S., and we have been required to limit some functionality on digital properties as a result of these regulations.

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The Company is Entirely Dependent on its Internet Content for Digital Broadcast for use by Televisions, Computers and Mobile Devices, and the Company’s Future Revenue Depends On Its Commercial Success

The Company’s future development and growth depends on the commercial success of the Company’s Internet Broadcast content delivery service. The Company’s streaming service, or other services under development, may not achieve widespread market acceptance. The Company has recently begun to commercially introduce its service for the delivery of digital video (with audio), and the Company’s future growth will depend, in part, on customer acceptance of this service. Failure of the Company’s current and planned services to operate as expected could delay or prevent their adoption. If the Company’s targeted customers do not purchase and successfully deploy the Company’s planned services, the Company’s revenue will not grow significantly the Company’s business, results of operations and financial condition will be seriously harmed. In addition, to the extent that the Company promotes any portion of its streaming technology as an industry standard by making it readily available to users for little or no charge, the Company may not receive revenue that might otherwise have been received by the Company.

Any Failure of the Company’s Telecommunications Providers to Provide Required Transmission Capacity to the Company Could Result in Interruptions in the Company’s Service

The Company’s operations are dependent upon transmission capacity provided by third-party telecommunications providers. Any failure of such telecommunications providers to provide the capacity that the Company requires may result in a reduction in, or termination of, service to the Company’s customers. This failure may be a result of the telecommunications providers or Internet service providers choosing services that are competitive with the Company’s service, failing to comply with or terminating their agreements with the Company, or otherwise not entering into relationships with the Company at all, or on terms commercially acceptable to the Company. If the Company does not have access to third-party transmission capacity, the Company could lose customers or fees charged to such customers, and the Company’s business and financial results could suffer.

THE MARKETS IN WHICH THE COMPANY OPERATES ARE HIGHLY COMPETITIVE AND THE COMPANY MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES.

The Company competes in markets that are new, intensely competitive, highly fragmented and rapidly changing. Many of the Company’s current competitors, as well as a number of the Company’s potential competitors, have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than the Company does. Some of the Company’s current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of the Company’s competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of the Company’s potential customers. The Company’s competitors may be able to respond more quickly than the Company can to new or emerging technologies and changes in customer requirements.

As competition in the Internet content delivery market continues to intensify, new solutions will come to market. The Company is aware that other companies will in the future focus significant resources on developing and marketing digital broadcast products and services that will compete with the Company’s products and services.

Increased competition could result in:

•	Price and Revenue Reductions and Lower Profit Margins;
•	Increased Cost of Service from Telecommunications Providers;
•	Loss of Customers; and
•	Loss of Market Share

Any one of these could materially and adversely affect the Company’s business, financial condition and results of operations.

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The Company’s Business will Suffer if the Business is Not Able to Scale Its Network as Demand Increases

The Company has had only limited deployment of its Internet Broadcast content delivery service to date, and the Company cannot be certain that its network can connect and manage a substantially larger number of customers at high transmission speeds. The Company’s network may not be scalable to expected customer levels while maintaining superior performance. In addition, as customers’ usage of bandwidth increases, the Company will need to make additional investments in its infrastructure to maintain adequate downstream data transmission speeds. The Company cannot assure you that it will be able to make these investments successfully or at an acceptable cost. Upgrading the Company’s infrastructure may cause delays or failures in the Company’s network. As a result, in the future the Company’s network may be unable to achieve or maintain a sufficiently high transmission capacity. The Company’s failure to achieve or maintain high capacity data transmission could significantly reduce demand for the Company’s service, reducing the Company’s revenue and causing the Company’s business and financial results to suffer.

 If our streaming initiatives are unsuccessful, our business, financial condition or results of operations could be adversely affected.

There can be no assurance that our streaming initiatives will be successful. The streaming market is intensely competitive and our ability to attract and retain subscribers to our pay streaming services, as well as the corresponding subscription and advertising revenues they enable us to generate, will depend on our ability to consistently provide appealing and differentiated content, effectively market these services and provide a quality experience for selecting and viewing that content. Our success will also require significant investments to produce original content and acquire the rights to third-party content, including with respect to live sports, as well as the establishment and maintenance of key content and distribution partnerships. We will need to find the right balance between licensing our content to our own streaming services, forgoing traditional sources of content licensing revenues, and licensing our content to third parties.

Failures to comply with or changes in U.S. or foreign laws or regulations may have an adverse effect on our business, financial condition or results of operations.

We are subject to a variety of laws and regulations, both in the U.S. and/or in the foreign jurisdictions in which we or our partners operate, including laws and regulations relating to intellectual property, content regulation, user privacy, data protection, anti-corruption, repatriation of profits, tax regimes, quotas, tariffs or other trade barriers, currency exchange controls, operating license and permit requirements, restrictions on foreign ownership or investment, export and market access restrictions, and exceptions and limitations on copyright and censorship, among others. The television broadcasting and cable programming industries in the U.S. are highly regulated by U.S. federal laws and regulations issued and administered by various federal agencies, including the FCC. For example, we are required to obtain licenses from the FCC to operate our television stations and periodically renew them. It cannot be assured that the FCC will approve our future renewal applications, or that the renewals will be for full terms or will not include conditions or qualifications. The non-renewal, or renewal with substantial conditions or modifications, of one or more of our licenses could have a material adverse effect on our revenues. We must also comply with extensive FCC limits on the ownership and operation of our television stations and our television networks, which could restrict our ability to consummate future transactions and in certain circumstances could require us to divest some television stations. Our businesses could be adversely affected by new laws and regulations, changes in existing laws, changes in interpretations of existing laws by courts and regulators and the threat that additional laws or regulations may be forthcoming, as well as our ability to enforce our legal rights. We could be required to change or limit certain of our business practices, which could impact our ability to generate revenues. We could also incur substantial costs to comply with new and existing laws and regulations, or substantial fines and penalties, or other liabilities if we fail to comply with such laws and regulations.

If Studios, Content Providers or Other Rights Holders Refuse to License Streaming Content or Other Rights Upon Terms Acceptable to the Company, the Company’s Business Could be Adversely Affected

The Company’s ability to provide its members with content they can watch and/or listen to instantly depends on studios, content providers and other rights holders licensing rights to distribute such content and certain related elements thereof, such as the public performance of music contained within the content that the Company distributes. The license periods and the terms and conditions of such licenses vary. If the studios, content providers and other rights holders are not, or are no longer willing, or are unable to license to the Company upon terms that are acceptable to the Company, the Company’s ability to stream content to the Company’s Members will be adversely affected and/or the Company’s costs could increase. Many of the licenses for content provide for the studios or other content providers to withdraw content from the Company’s service relatively quickly. Because of these provisions, as well as other actions the Company may take, content available through the Company’s streaming service can be withdrawn on short notice. As competition increases, the Company may see the cost of programming increase. As the Company seeks to differentiate its service, the Company is increasingly focused on securing certain exclusive rights when obtaining content, including original content. The Company is also be focused on programming an overall mix of content that delights the Company’s members in a cost efficient manner. Within this context, the Company will be selective about the titles that it adds, and renews to its service. If the Company does not maintain a compelling mix of content, the Company’s member acquisition and retention numbers may be adversely affected.

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Music contained within content that it distributes may require the Company to obtain licenses for such distribution. In this regard, the Company will engage in negotiations with performing rights organizations and collection societies (“PROs”) that hold certain rights to music interests when “publicly performed” or “communicated to the public” in connection with streaming content into various territories. If the Company is unable to reach mutually acceptable terms with these organizations, the Company could become involved in litigation and/or could be enjoined from distributing certain content, which could adversely impact the Company’s business. Additionally, pending and ongoing litigation, as well as negotiations between certain PROs and other third parties in various territories could adversely impact the Company’s negotiations with PROs, or result in music publishers represented by certain PROs to unilaterally withdraw rights, and thereby adversely impact the Company’s ability to reach licensing agreements acceptable to the Company. Failure to reach such licensing agreements could expose the Company to potentially liability for copyright infringement or otherwise increase the Company’s cost(s).

We may not make a profit.

The prices that we can obtain media assets will depend on many factors that are presently unknown, including their authors fame, demographic trends for our target market, and available financing. There is a risk that we will not realize any significant revenue from our media investments. Our cost of marketing is based on industry estimates, and not based on recent experience of our Company. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our investments may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by the type and number of media assets we invest in. We will be able to purchase or develop additional media assets only as additional funds are raised or alternatively if owners accept our stock in exchange for an interest in the titles they control. Because we may have to accept less well known authors due to financial considerations our overall media investments may reduce in value. Our media assets may not be well diversified and their economic performance could be affected by changes in subscriber demand.

Competition with third parties for media assets and other investments may result in our paying higher prices for media assets which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in media acquisition and distribution, many of which have greater resources than we do. Some of these companies may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for media assets, our ultimate profitability may be reduced and the value of our media assets may not appreciate or may decrease significantly below the amount paid for such media assets. At the time we elect to dispose of one or more of our media assets, we will be in competition with sellers of similar media assets to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the assets due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

Entertainment projects can be risky and can often exceed budgets.

The entertainment industry is generally affected by the same risk factors of other industries, but due to its nature, the production, distribution, and marketing of content can require large capital investments. Developing and monetizing entertainment projects such as movies and television shows usually requires significant capital investment to fund expenditures on activities such as producing a television pilot or producing or co-producing a movie. There is often budget over-run. Even with adequate funding, the project may fail to gain traction with viewers.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt, in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

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Changes in the regulation or terms of use of social media companies may impact our ability to reach our core audience.

One of the ways that we reach our core audience is through advertising on social media platforms. Social media allows us to do this because we can directly market to social media users who have expressed interest in films instead of having to disseminate advertising in an unfocused manner. However, social media companies are under increased scrutiny. This scrutiny may result in changes to regulation impacting social media companies, or changes to their terms of use. Such changes could result in our core audience leaving social media, thereby reducing our ability to reach them, or potentially reducing our ability to advertise.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accountant, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountant does not have a third party reviewing the accounting. Our accountant may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Company has inadequate documentation for its financial statements from prior years and may have undiscovered liabilities and other items

Financial statements from prior years are not supported by adequate documentation. For example, with regard to our liabilities from earlier years, we are unable to document the amount of these liabilities, to whom they are owed, and the terms of these liabilities. As a result of such deficiencies, the Company may be faced with as yet undiscovered liabilities and other items that might impact the Company's financial statements. Additionally, the Company may be unable to produce audited financial statements.

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

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We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate significant revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the media and internet industry, which is a rapidly transforming industry. There is no guarantee that our products or services will remain attractive to potential and current users as this industry undergoes rapid changes, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth, and may require additional funds to respond to business challenges, including improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities, and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth, and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Xavier Mitchell. We have an Employment Agreement in place with Mr. Mitchell. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

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If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of media, media development, digital streaming, or other development technologies. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows, and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established media development companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the media markets.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products, and services;

•	our ability to execute our business plan;

•	operating results below expectations;

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•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in competition or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our Chief Executive Officer, through his ownership of the Company’s Series B and Series C Preferred Stock, can effectively control the Company

Xavier Mitchell, the Company’s Chief Executive Officer and sole member of the Company’s Board of Directors, is the owner of a majority of the outstanding shares of the Company’s Series B and Series C Preferred Stock. Mr. Mitchell through his ownership of Series B and Series C Preferred shares has voting rights equal to ninety nine percent (99%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Mr. Mitchell possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Mitchell’s ownership and control of Series B and Series C Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of a fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

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We have established preferred stock, which our Board of Directors can designate and issue without stockholder approval.

The Company has 51,000,000 shares of Preferred Stock authorized. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s stockholders, stockholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. As a result of this, the Company’s stockholders may have less control over the designations and preferences of the preferred stock, and as a result the operations of the Company.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

We may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in company such as ours and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Because directors and officers currently and for the foreseeable future will continue to control Valiant Eagle, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Valiant Eagle, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Valiant Eagle, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

______

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $100,000) will be $9,900,000. We will use these net proceeds for the following.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operations.”

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	500,000,000	1,000,000,000	1,500,000,000	2,000,000,000
Gross Proceeds	$2,400,000	$4,900,000	$7,400,000	$9,900,000

Expenditures
Marketing & Sales	$130,000	$260,000	$340,000	$420,000
IP Development	$105,000	$210,000	$415,000	$445,000
IP Development Management/Personnel	$545,000	$1,090,000	$1,460,000	$2,180,000
Production	$515,000	$1,290,000	$1,945,000	$2,620,000
Advertising	$160,000	$270,000	$415,000	$450,000
Research & Development	$55,000	$110,000	$145,000	$170,000
Working Capital Reserves	$890,000	$1,670,000	$2,680,000	$3,615,000
Total Expenditures	$2,400,000	$4,900,000	$7,400,000	$9,900,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

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DILUTION

______

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of June 30, 2020 was $(16,979,230) or ($0.027) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $100,000):

Price to the public charged for each share in this offering	$0.005	$0.005	$0.005	$0.005

Historical net tangible book value per share as of June 30, 2020 (1) ($)	(.027)	(.027)	(.027)	(.027)

Increase in net tangible book value per share attributable to new investors in this offering (2)	.157	.117	.0078	.0038

Net tangible book value per share, after this offering ($)	(.003)	(.006)	(.0114)	(0.0259)

Dilution per share to new investors ($)	(.024)	(.021)	(.016)	(.0011)

__________

(1)	Based on net tangible book value as of June 30, 2020 of $(16,979,230) and 63,146,974 outstanding shares of Common stock as of September 30, 2020.

(2)	After deducting estimated offering expenses of $100,000.

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DISTRIBUTION

______

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Reliance on Rule 3a4-1 under the Securities Exchange Act of 1934

Our officers are relying upon SEC Rule 3a4-1 under the Securities Exchange Act of 1934. The officers of the Company will not be deemed to be brokers solely by reason of their participation in the sale of the securities. The officers are not subject to a statutory disqualification; and they will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and are not at the time of their participation an associated person of a broker or dealer. They will perform substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities. They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months. They will not participate in selling an offering of securities for any issuer more than once every 12 months. They will restrict their participation to any one or more of the following activities: (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, that the content of such responses are limited to information contained in an Offering Statement filed  under the Securities Act of 1933 or other offering document; or (c) performing ministerial and clerical work involved in effecting any transaction.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by our Board of Directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

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Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months, based on the successful completion of the entire offering amount. The Company has no plans to merge with or acquire any company. The Company's may consider acquiring additional ownership rights to Music Audio Rights, Movie and Film Libraries, Radio Stations, TV Show Rights and Rights to Major Recording Artists. If the Company undertakes to acquire additional ownership rights, it may have to raise additional funds in the next twelve months.

The Company intends to generate revenues by (1) fees charged to customers who wish to view the Company’s entertainment programming, (2) rights fees paid by network channels for the Company’s films, series and music, (3) fees generated by the lease of Company equipment and facilities, and (4) advertising fees paid by companies sponsoring the Company’s entertainment content.

We intend to market our entertainment products through various online channels and networks.

The Company expects to increase the number of employees at the corporate level.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products. These include expenses related to purchasing equipment, colocation, marketing, providing products, services, and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries and benefits for employees who are responsible for building new products, as well as improving existing products. We will expense all of our research and development costs as they are incurred.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications, and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

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Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred, and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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VALIANT EAGLE, INC.

______

Open Negotiation – Opportunity Knocks TV Network (“OKTV”) uses the open negotiation approach to television programing. Open Negotiating requires OKTV to bypass utilizing a broker in negotiations with content producers. OKTV negotiates directly with content producers, thereby eliminating the need for a broker or agency. By eliminating the need for middleman, OKTV has more control over its operations, which, in turn, gives it more freedom to choose and create the programming it wants to offer. The key advantage for producers is that OKTV gives them greater creative control and input into the development of their programs than they normally would not receive at other networks. Thus, while OKTV retains the authority to control all aspects of productions, it allows producers greater say from a creative standpoint.

Children’s Online Privacy Protection Act (“COPPA”) limits the collection by operators of websites or online services of personal information online from children under the age of 13. In July 2019, the Federal Trade Commission initiated a review of its regulations implementing COPPA, which we anticipate will be updated to address changes in technology.

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BUSINESS

______

Summary

Valiant Eagle, Inc., also known as PSRU, is a media company that produces and distributes motion picture, music, sporting entertainment, TV broadcasting, and streaming content.

Corporate History

Valiant Eagle, Inc. (PSRU:OTC) is a publicly-traded corporation focused on energizing and creating content for television, digital, and social media industries. It aims to achieve unparalleled advances in media by producing content featuring music, sports, entertainment, and technology.

The Company was incorporated under the laws of Delaware on March 21, 2007 as International Medical Staffing Inc. which was in the business of developing, marketing, licensing, and contract manufacturing of lighting technology for use in residential, commercial, and industrial applications worldwide. In November 2009, the Company changed its name to Purespectrum Inc.

On February 20, 2015, the Company acquired as a wholly owned subsidiary, Nutrafill LLC, a Georgia corporation that is a nutraceutical manufacturer using only natural ingredients. The company encapsulated a variety of vitamins, and also packaged powders and liquids.

On September 7, 2018, pursuant to an Acquisition and Merger Agreement, the Company fully divested itself of Nutrafill LLC, and acquired all of the membership interests in Opportunity Knocks Television LLC, a California Limited Liability Company. As of February 12, 2020, the Company completed a name change to Valiant Eagle, Inc. to better reflect the Company’s strategic focus on energizing entertainment in television, the internet and social media. Simultaneously with the name change, the Company completed a 5000-1 reverse stock split.

Overview

Valiant Eagle, Inc. (“VE”) is a multi-faceted media corporation focused on the energizing of entertainment in broadcast television, the Internet, and social media.

VE is a leading media and entertainment company that creates premium content and experiences for audiences worldwide. Driven by innovative consumer brands, our portfolio includes Opportunity Knocks TV Network, Xavier Media Group, Providence Films, Franchise X Entertainment, ABA Canada, ABA Hollywood, and ABA Beverly Hills, among others. We deliver quality programming to television audiences worldwide. In addition to offering innovative streaming services and digital video products, we provide powerful capabilities in production, distribution, and advertising solutions. Through the synergistic combination of our studios and streaming businesses, we strategically focus on creating value. First, we maximize the power of our content by leveraging our extensive intellectual property portfolio across our Company and by focusing on areas with growth potential. Second, we maximize value from our biggest lines of revenue: advertising, affiliate and content licensing. Third, we are accelerating our momentum in streaming by expanding our differentiated ecosystem of free, pay and premium streaming services to capitalize on the global opportunity in streaming.

The Company’s goal is to create a conglomerate in many facets. The Company is preparing to become a major entertainment content provider.

The Company’s business plan is to seek to acquire many rights for ownership including:

•	Music Audio Rights,
•	Movie and Film Libraries
•	Radio Stations
•	TV Stations
•	Representation of Celebrities Estates
•	New Releases of Urban & Dance Music Artist
•	TV Show Rights
•	Major Recording Artists

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Through its four 100% wholly owned subsidiaries, the Xavier Media Group (“XMG”), Franchise X Entertainment (“FXE”), the Providence Film Group (“PFG”) and Opportunity Knocks TV Network (“OKTV”), VE aims to achieve strategically competitive media advances through the ready provision of unique, top-shelf content highlighting music, sports, entertainment and technology.

Background

Mass communications technology is now an integral part of modern day life. With its speed, accuracy, and virtually unlimited quantity of unfettered and democratized information, the Internet has provided us with the means to transition from the Information Age into a new one: the Communication Age.

Governments, organizations, groups and individuals are freely using this communications technology, mostly for their own ends. However, the use of the Internet per se (much like use of the telephone) does not automatically provide fulfillment, opportunity, or happiness to any or all who use it.

Especially in the arena of entertainment programming content, a high level of consumer satisfaction has yet to be reached. VE looks to fill this void by feeding high-quality, fulfilling program content to all users through iPhones, Android phones, tablets, computers, and smart TVs, and subsequently fine-tuning that content based on feedback from its consumers.

2015 marked the transition of the Information Age into the Communication Age. No longer is information delivered one-way (e.g., through traditional cinema, television, radio, and print such as newspapers and magazines), considered as valuable as it once was. Today, feedback as to consumer (dis)satisfaction is both intentional and immediate. Unlike in the Information Age, today’s viewership can, and does, speak back immediately, unimpeded by any filtration, spin, public relations or other biasing of its immediate reaction, feeling and intention.

It is now no longer possible to use traditional media to influence the public’s opinion. Since their traditional role as gatekeepers to information has disintegrated, the traditional print, TV, and cinema media business models will gradually eclipse and be partially amalgamated into those of the Internet.

From statistical evidence, 2017 was the first year that digital video usage through smartphones, tablet devices, and smart TVs superseded that of traditional TVs connected with network, satellite, or cable services. Put directly, 2017 marked the first year that Internet-distributed, two-way content had more viewers than traditional, FCC-approved broadcast and network TV and cable programming.

Whether on-demand or by niche subscription, specialized video content provides their audiences with a genuinely discrete and satisfactory experience, tailored to their tastes, by downloading or streaming video. This allows those audiences to speak back to the media, and further tailor their own programming experiences to further specifications.

Thus, viewers' need to consume specialized or niche-oriented content online and have it broadcasted, which has led to the exponential growth for the rate in which information is received, since each of these newer portable devices can be considered to be its own highly portable TV set with an audience of one. That individual is ever-curious and searching for new, fulfilling content within his or her own interest groups to watch, learn, feel through, and of course to explore and investigate fresh new interest groups to get to know and love.

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With its access to its comprehensive set of programs, channels, and stations, leading to the smooth, and effortless delivery of both intellectually, and emotionally satisfying unique programming content, VE allows its viewers to lock in on contemporary topics in the most convenient and efficient manner possible.

VE has its eye set on the new Communication Age and intends to reach and maintain its path to the apex position.

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OUR SUBSIDIARIES

Opportunity Knocks TV Network (OKTV)

(www.myok.tv)

Opportunity Knocks TV Network is based in Los Angeles, California, and is committed to producing family-friendly entertainment for everyone.

Market Needs

OKTV management has concluded that most content on the television can be often exceedingly violent, redundant, and repetitive. This has led to boredom amongst viewers with an unfilled demand for unique programming. Our leadership will use an Open Negotiation method to achieve racial and age diversity, and to produce distinctive TV programs that are aimed to bring families together.

OKTV has gained a strategic competitive advantage in the television broadcasting market. We use a distinctive content creation method in addition to utilization of our small, agile size coupled with the employment of industry veterans. By using this formula, our ability to generate quality content enhances our positioning in the marketplace by mitigating the normal production time to produce this programming.

We also use an Open Negotiation method of interaction with content producers to create programming that reflects OKTV's brand ethos and core values. Also, the company’s relatively small size enables it to make quicker editorial and spending decisions. Highly skilled, connected individuals with deep understanding in the television industry have provided OKTV with this insurmountable competitive advantage.

OKTV has identified a problem worth solving: it emphasizes the upholding of our society's morals in the family and community at large. Opportunity Knocks™ TV Network, Inc. (OKTV) was launched to provide the kind of life-affirming, non-violent television that family members will want to watch together.

OKTV revenues are generated primarily from advertising sales and the licensing and distribution of content.

Providence Film Group (PFG)

(http://www.providencefilmgroup.org/)

Providence Film Group (“PFG”) is an entertainment studio based in Los Angeles that offers media production services to the film, television, and music industries. PFG’s services include motion picture production, television production, music, and video production, online production, home video acquisition, and distribution and development of new entertainment opportunities in an innovative and targeted style. In short, we produce broadcast-level content.

PFG has a presence in both domestic and foreign markets, and it has created substantial sales revenue for its clients over the last decade.

The Company plans to build a full-purpose state-of-the-art motion picture studio. The studio will be named Providence Studios. Providence Studio may generate additional revenue from equipment rental, short-term leasing of the post-production facility, soundstage usage and lot rental.

PFG plans to develop innovative media content such as concerts, specials, and television programming. PFG will produce soundtrack, and other production, and post-production services for third party movie producers on an ad-hoc basis. Related ventures will provide various sources of additional revenue.

The Company recently completed its Streaming Media Pay Per View Platform. Through this platform, all of the Company’s video content will be available for consumers to stream. PFG will generate revenue from distribution and licensing of films and other media content, home video distribution, Pay-Per-View, Pay-TV and Network TV fee upsells, advertising and the streaming of content.

On April 12, 2021, PFG entered into a Consulting Agreement with EB5AN Management and Consulting LLC (“EB5AN”) whereby EB5AN would assist PFG in applying for a regional center designation with the United States Citizenship and Immigration Services (“USCIS”) EB-5 program.

The U.S. government created the EB-5 Immigrant Investor Program to encourage foreign investment in U.S. businesses. In exchange for investing in a business that creates jobs for U.S. workers, foreign nationals and their families are eligible to become permanent residents of the United States. The program’s name, “EB–5”, comes from the visa category for which immigrant investors apply – the Employment-Based Immigration: Fifth Preference EB-5.

While the program has evolved considerably since its creation in 1990, there are currently two ways for foreign investors to obtain an EB-5 Visa:

1. Direct investment in a new or existing commercial enterprise that creates jobs, or
2. Investing capital through a “Regional Center”, a government-approved firm that actively manages investor funds and the immigration approval process

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Investing capital through a Regional Center provides several major benefits to immigrants seeking U.S. residency through the EB-5 program. One of the most important advantages is the ability to count both direct and indirect jobs. Under the Direct Investment Program, only direct jobs are eligible to meet the job creation criteria. Direct job creation is a result of an investment which has created and sustained ten new actual identifiable jobs over a two-year period. Under the Regional Center program, however, investors can satisfy the job requirement by also showing the indirect job creation from pooled funds of all investors in the project. These jobs can be created collaterally or as a result of the capital invested in a commercial enterprise affiliated with a Regional Center. In other words, the investor does not need to show that he or she directly hired any employees and the burden of proving job creation is passed onto the Regional Center.

Regardless of which option an investor chooses, the minimum investment amounts are the same. Each EB-5 Visa applicant must invest a minimum of $1,800,000 in a job-creating venture. If the business receiving capital is located in a Targeted Employment Area (“TEA”) – defined as a rural area or a region with high unemployment – the minimum investment amount is reduced to $900,000.

Xavier Media Group (XMG)

(www.thexmg.net)

Xavier Media Group (“XMG”) has a portfolio of over three dozen streaming and broadcast media channels, each catering to its own specific niche or micro-niche, and with content ranging from sports, cannabis, music, children’s entertainment, fitness, horror, and many others.

Currently, all channels are available now on the Roku smart-TV platform (currently reaching over 40 million subscribers and growing rapidly), and will soon also be available on Amazon Fire, Apple TV, Google Play store, Rabbit TV, XBOX, Chromecast, and more. Select channels will also be broadcast through regular FCC-approved TV channels over US national airwaves.

XMG supports a two-way communication system on all of its channels. The viewers may respond by commenting on their programs, joining forums, or groups to give feedback.

XMG has recently signed a Letter of Intent with the American Basketball Association to launch streaming channels and websites for each ABA basketball team.

Products

XMG addresses a vast market where its products include broadcast channels operating independently, and niche or micro-niche content targeted to specific areas and audiences of interest, from sports to children’s entertainment and way beyond.

XMG is an independent distribution entity, and also acquires airworthy productions, and then commits to its own finishing, marketing, and sales resources towards those productions’ success.

Revenue

Video-On-Demand (VOD) revenues vary per channel: some are subscription-based (sVOD), meaning that income derives from periodic subscriptions.

Another form of revenue acquisition is from advertisement sales in terms of direct sales (aVOD). XMG has devised business models in which an individual content producer and advertiser decide to target and reach a particular and specifically targeted audience, on their own terms and mutually agreed-upon revenue flows. Note that XMG assists in, but does not intervene in, the deal between the individual content producer and the advertiser/sponsor. This kind of product specialization has given the XMG group a competitive advantage, literally cutting out the middle-man (in other cases the networks and/or distributors, agents, managers, et al) to ensure the highest fiscal attraction values to both producer and funder.

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VE continues to provide this and other solutions to supply its producers, funders and end users with real-time access tools to get connected and committed, to view and give feedback on topics such as music, sports, and entertainment, in the most convenient and effective manner possible. The Company recently completed its Streaming Media Pay Per View Platform. Through this platform, all of the Company’s video content will be available for consumers to stream. All cleared content will be monetized on the Company’s own HD Pay Per View Streaming platform which is already completed.

Franchise X Entertainment (FXE)

(www.franchisexentertainment.com)

Franchise X Entertainment (“FXE”) is a music-industry corporation based in Los Angeles, and is a premier provider of new and upcoming contemporary music. It is a company that challenges new and upcoming artists in musical fields such as Hip Hop, pop, and R&B to develop more compelling, creative and content.

Product

In addition to retail releases, FXE is the originator of the music soundtracks for VE’s sister companies. FXE also first identified the market need for music accompaniment for those participating in sports. Sports fans, both domestic and international, are the primary target markets. Thanks to FXE’s founder and director, Xavier Mitchell, our mission to create brands for each artist was well-defined from the Company’s inception, and the same consistent quality leadership has facilitated the company’s continued success.

Event and Artist Production and Licensing

FXE will seek to work with special legendary artists in world class facilities. The goal is to invest in the development and promotion of live events, leveraging our strength in media distribution across all platforms and to become a premier management company. The Company intends to apply cutting edge video quality distribution methods and social media applications to expand market awareness. The Company will seek to introduce interactive marketing and grow strong continuous revenues.

All cleared content will be monetized on the Company’s own HD Pay Per View Streaming platform, which is already completed.

Strategy and Implementation

The Company’s primary business is to develop and market world-class entertainment content, including but not limited to full-length concerts, movies, and television shows. This will be accomplished by aggressive deployment and branding of the Company’s state-of-the-art technologies to bring superior, cost-effective solutions to consumers in need of these services.

Through the Company’s various websites, customers will be offered designated services. These services are transactional in nature with add-on options based on the sender’s requirements.  Options are priced to increase the overall amount per transaction whereby the overall margin is significantly increased.

By being a web-based business, our business model is based on volume. Through automation of transactions inherent in the technologies employed, a low cost of transaction maintains high gross margin. Our business can run 24 hours a day, seven days a week with minimal staff needed to operate the business. Most business activities are automated, which greatly reduces the related overhead and staffing components associated with similar, conventional business formats.

The Company’s corporate development is focused on its core business and is structured to accomplish its initial business objectives over a three-year period.

Business Growth Strategy

The key to the Company’s business growth strategy is customer acquisition. The Company’s initial operations are based in the United States. Being an Internet based business; technical operations can be maintained separately from corporate operations. This will all be aligned with the Company’s basic financial philosophy of controlling costs as sales revenue grows through the expansion of website operations.

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The Company will focus on its core businesses over the first three years to establish a significant market share in multiple industry segments.  Other products and services may be implemented after proper feasibility, cost analysis and in depth market and customer research.

Direct Sales

The Company will engage industry specific national sales and marketing groups to promote its products and services.  Corporate discounts and promotions will be instituted to targeted business customers and consumers.

American Basketball Association (ABA)

(www.abaliveaction.com)

ABA Canada, ABA Beverly Hills Majestics, ABA Hollywood Action

VE has executed an agreement with the ABA to launch ABA Canada. ABA Canada is a majority owned subsidiary of VE. VE will develop the American Basketball Association Canada utilizing the same format as ABA Australia, ABA Mexico and the WABA. The Company is authorized to use the ABA brand in developing ABA Canada. ABA rules will be used as well as the ABA standards and requirements and ABA code of conduct. ABA Canada will be responsible for all expenses in managing and developing the league with the assistance of the ABA. ABA Canada will determine the market reservation costs and split revenues equally with the ABA. Revenues from media, sponsorships, merchandising will be split 75% to ABA Canada and 25% to the ABA.

Valiant Eagle Inc has also signed ABA Team Reservation Agreements to launch a professional basketball teams in Hollywood and Beverly Hills. The exact locations are yet to be determined. The teams will generate revenues through sponsorships, ad revenue and merchandise sales. Once Covid-19 has subsided and in person attendance is restored, additional revenues will be generated from ticket sales and concessions. Additionally, a reality television show will be produced showcasing the interactions of members of the ABA teams and their daily training regimens. Further, the Company has also acquired eight percent of the Seat Biz, an ABA subsidiary.

REGULATION

Our businesses and the intellectual property they create or acquire are subject to and affected by laws and regulations of U.S. federal, state and local governmental authorities, as well as laws and regulations of countries other than the U.S. and pan-national bodies such as the European Union (“E.U.”). The laws and regulations affecting our businesses are constantly subject to change, as are the protections that those laws and regulations afford us. The discussion below describes certain, but not all, present and proposed laws and regulations affecting our businesses.

FCC and Similar Regulation

The FCC regulates broadcast television, and some aspects of cable network programming and certain programming in the U.S. delivered by internet protocol, pursuant to U.S. federal law, including the Communications Act. Violation of FCC regulations can result in substantial monetary fines, the imposition of reporting obligations, limited renewals of licenses and, in egregious cases, denial of license renewal or revocation of a license.

Program Regulation

The FCC also regulates the content of broadcast, cable network, and other video programming. The FCC prohibits broadcasters from airing obscene material at any time and indecent or profane material between 6 a.m. and 10 p.m. The FCC’s maximum forfeiture penalty per station for broadcasting indecent or profane programming is approximately $419,000 per indecent or profane utterance or image, with a maximum forfeiture exposure of approximately $3.87 million for any continuing violation arising from a single act or failure to act. The FCC also actively monitors compliance with requirements that apply to broadcasters and cable networks relating to political advertising, identification of program sponsors, and the use and integrity of the Emergency Alert System. In addition, FCC regulations require the closed captioning of almost all broadcast and cable programming, as well as certain programming in the U.S. delivered by internet protocol, among other requirements intended to ensure that video programming is accessible to persons with disabilities.

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Children’s Programming

Our business is subject to various regulations in the U.S. and abroad applicable to children’s programming. U.S. federal law and FCC rules limit the amount and content of commercial matter that may be shown on broadcast television stations and cable networks during programming designed for children 12 years of age and younger, and the FCC also limits the display of certain commercial website addresses during children’s programming. Moreover, each of our broadcast television stations is required to air, in general, three hours per week of educational and informational programming designed for children 16 years of age and younger. In addition, some policymakers have sought limitations on food and beverage marketing in media popular with children and teens. For example, restrictions on the television advertising of foods high in fat, salt and sugar (“HFSS”) to children aged 15 and under have been in place in the U.K. since 2007. The U.K. government is currently considering tighter controls, including a ban on all HFSS advertising before9:00 p.m. Various laws with similar objectives have also been enacted in Ireland, Turkey, Mexico, Chile, Peru, Taiwan and South Korea, and significant pressure for similar restrictions continues to be felt globally, most acutely in Australia, Brazil, Canada, Colombia, India, Hungary, Singapore, South Africa and France. The implementation of these or similar limitations and restrictions could have a negative impact on our advertising revenues, particularly for our networks with programming for children and teens.

Global Data Protection Laws and Children’s Privacy Laws

A number of data protection laws impact, or may impact, the manner in which the Company collects, processes and transfers personal data. In the E.U., the General Data Protection Regulation (“GDPR”) mandates data protection compliance obligations and authorizes significant fines for noncompliance, requiring extensive compliance resources and efforts on our part. Further, a number of other regions where we do business, including the U.S., Asia and Latin America, have enacted or are considering new data protection regulations that may impact our business activities that involve the processing of personal data. For example, in the U.S., the California Consumer Privacy Act, which went into effect on January 1, 2020, creates a host of new obligations for businesses regarding how they handle the personal information of California residents, including creating new data access, data deletion and opt out rights. In addition, some of the mechanisms the Company relies upon for the transfer of personal data from the E.U. to the U.S., such as utilizing standard contractual clauses approved by the European Commission, have been subject to legal challenges, and the E.U.-U.S. Privacy Shield framework, which permits the transfer of personal data from the E.U. to the U.S., has been challenged by the relevant E.U. authorities. The outcomes of these proceedings continue to be uncertain and will require changes to our international data transfer mechanisms. In addition, we are subject to other laws and regulations intended specifically to protect the interests of children, including the privacy of minors online. The U.S. Children’s Online Privacy Protection Act (“COPPA”) limits the collection by operators of websites or online services of personal information online from children under the age of 13. In July 2019, the Federal Trade Commission initiated a review of its regulations implementing COPPA, which we anticipate will be updated to address changes in technology. In the E.U., GDPR also limits our ability to process data from children under the age of 16. Such regulations also restrict the types of advertising we are able to sell on these sites and apps and impose strict liability on us for certain actions of the Company, advertisers and other third parties, which could affect advertising demand and pricing. Recently, laws in Brazil and China that govern the processing of children’s data also went into effect. These laws will likely have similar impacts to COPPA and GDPR, especially with respect to data collected in connection with advertising. State and federal policymakers are also considering regulatory and legislative methods to protect consumer privacy on the internet, and these efforts have focused particular attention on children and teens. Compliance with enhanced data protection laws, which may be inconsistent with one another, requires additional resources and efforts on our part, and noncompliance with personal data protection regulations could result in increased regulatory enforcement and significant monetary fines or private litigation.

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INTELLECTUAL PROPERTY

We are fundamentally a content company, and the trademark, copyright, patent and other intellectual property laws that protect our brands, and content are extremely important to us. It is our practice to protect our films, programs, content, brands, formats, characters, games, publications and other original and acquired works, and ancillary goods and services. The unauthorized reproduction, distribution, exhibition or other exploitation of copyrighted material interferes with the market for copyrighted works and disrupts our ability to distribute and monetize our content. The infringement of our intellectual property rights in films, television and digital programming, books, consumer products, and other entertainment content presents a significant challenge to our industry, and we take a number of steps to address this concern. For example, where possible, we use technologies, such as encryption, watermarking, and digital rights management tools, to protect our content from piracy and infringement. We are also actively engaged in enforcement and other activities to protect our intellectual property, including: monitoring online destinations that distribute or otherwise infringe our content and sending takedown or cease and desist notices in appropriate circumstances; using filtering technologies employed by some social networks and other platforms hosting our content; working with intermediaries and other third parties to address current infringements and prevent more in the future; and pursuing litigation and referrals to law enforcement with respect to websites and other online platforms that distribute or facilitate the distribution and exploitation of our content without authorization. Through partnerships with various organizations, we also are actively involved in educational outreach to the creative community, state and federal government officials and other stakeholders in an effort to marshal greater resources to combat intellectual property infringement. Additionally, we participate in various industry-wide enforcement initiatives, public relations programs and legislative activities on a worldwide basis. For example, we have had notable success with site-blocking efforts in parts of Europe and Asia, which can be effective in steering consumers away from piracy platforms and toward legitimate platforms. Notwithstanding these efforts and the many legal protections that exist to combat piracy, the proliferation of content infringement and the technological tools with which to carry out those illicit activities continues to be a challenge. The failure to maintain enhanced legal protections and enforcement tools and to update those tools as threats evolve could make it more difficult for us to adequately protect our intellectual property, which could negatively impact its value and further increase the costs of enforcing our rights as we continue to expend substantial resources to protect our content.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

Facilities

We occupy offices at 3010 Wilshire Blvd Suite 304, Los Angeles, California 90010.

Employees

As of April 21, 2021, we had eight full-time employees and five part-time employees including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. Our full-time employees have entered into an agreement with us requiring them not to compete or disclose our proprietary information. Neither employee is represented by a labor union. We believe that relations with these employees to be excellent.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite these reliances, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	the technological skills of our service operations and research and development teams;

•	the expertise and knowledge of our service operations and research and development teams;

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•	the real-time connectivity of our service offerings;

•	the continued expansion of our proprietary technology; and

•	a continued focus on the improved financial results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of April 21, 2021:

Name and Principal Position	Age	Term of Office	Approximate hours per week
Xavier Mitchell, Chief Executive Officer and Director	49	April 2021 to April 2023	40

Xavier Mitchell – CEO and Director

Mr. Mitchell is a highly accomplished, result-driven Entrepreneur with more than 25 years of media and film experience, including extensive work in film production, script development, music concert producer and live action events. Xavier Mitchell began his career as a music concert producer. For nearly ten years, he produced and facilitated nationwide concert tours with artists such as MC Hammer, Boyz to Men, Jodeci, TLC, Ice Cube, and many other artists. Mr. Mitchell has also directed and produced numerous music videos.

Before starting Providence Film Group, Mr. Mitchell served as Director of Sales for Metronome Productions, where he contributed to the overseas and domestic marketing of in-house produced films. He also contributed to Metronome Productions as a writer, producer, executive producer, and director.

At Solid Rock Pictures, Mitchell served under veteran film producer and acclaimed film director James Bond III, as Director of Sales and Acquisitions and as a producer. While employed at Solid Rock Pictures, Mr. Mitchell contributed to the overseas marketing of such titles as Awake, Raheem and Rashad’s Adventures Kill the Killer.

Mr. Mitchell has also produced well over 50 live events and concerts in various U.S. cities. In 2001, he produced the theater production “Keep Hedz Ringin” with acclaimed director Rickerby Hinds at Cal State Northridge and Stanford. In 2002, he produced the hip-hop theater festival at University of Riverside.

In 2003, Mr. Mitchell produced the basketball themed film Fathers of the Sport, which was released in theaters in 2007. His film credits include Harlem Tigerman, Saved, Ready Made Family, Coach Carter, What’s Done in the Dark, Laugh at LA, Opportunity Knocks and Going Beyond Story.

Lavelle Mitchell is Xavier Mitchell’s son and owner of 5% of the Company’s Series C Preferred Stock. With the exception of Lavelle Mitchell, there are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

______

Employment Agreements

On April 1, 2021, Mr. Mitchell entered into an employment agreement with the Company for a term of two years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. Mr. Mitchell will receive an annual base salary of $60,000.00.

The employment agreements provide that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. Each employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company for the period ended December 31, 2020:

Name and Principal Position	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation

Xavier Mitchell, CEO, and Director	$60,000			$60,000

Total	$60,000			$60,000

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

______

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $10,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Issuances to Directors

During the year ended December 31, 2020, the Company issued the following shares of Series C Preferred Stock to related parties:

The Company issued 40,000,000 shares of common stock and 700,000 shares of Series C Preferred Stock to Xavier Mitchell, the CEO and sole director of the Company, for past services rendered to the Company. The Company also issued 50,000 Series C Preferred Stock to Lavelle Mitchell, Xavier Mitchell’s son, for consulting services provided to the Company.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

Our officers and directors have entered into employment agreements with the Company for a term of two years. Pursuant to these employment agreements, they have agreed to devote a substantial portion of their business and professional time and efforts to our business. The employment agreements provide that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. The employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of Valiant Eagle, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses) other than Xavier Mitchell. Mr. Mitchell has been charged in San Diego with Theft by Pretense, Forgery and Filing a False Instrument. The Company believes the charges will be dismissed against Mr. Mitchell.

None of Valiant Eagle, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities.

None of Valiant Eagle, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated.

None of Valiant Eagle, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

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Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

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PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 21, 2021 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 355,293,650 shares of common stock deemed to be outstanding as of April 21, 2021.

Name and Address	Preferred Stock Series A	Preferred Stock Series B	Preferred Stock Series C	Common Stock	Percentage of Common Stock Outstanding on April 21, 2021 (1)	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold (2)
Xavier Mitchell	1000	44,999,000	700,000	40,000,000	11.2	1.6
Total	1000	44,999,000	700,000	40,000,000	11.2	1.6

(1) Based on a total of 355,293,650 shares of Common Stock outstanding as of April 21, 2021.

(2) Assumes all shares offered are sold.

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of April 21, 2021
Preferred Stock, Series A	0.0001	1,000	1000
Preferred Stock, Series B	0.0001	49,999,000	49,999,000
Preferred Stock, Series C	0.0001	1,000,000	1,000,000
Common Stock	0.0001	5,000,000,000	355,293,650

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DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 51,000,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company has no current plans to issue additional shares of any class of preferred stock other than those currently outstanding.

PREFERRED STOCK

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

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(d) sinking fund provisions, if any for the call or redemption of the shares;

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Existing Preferred Stock

Designations, Preferences, Rights And Limitations

Of Series A Preferred Stock

Designation and Number of Shares. 1,000 shares of Series A Preferred Stock have been authorized with a $0.0001 par value per share (the “Series A Preferred Stock” or “Series A Preferred Shares “). There are 1,000 Series A Preferred Stock Outstanding.

Priority Rights. The Series A Preferred Stock shall rank, as to payment of dividends, rights to distribution of assets upon liquidation, dissolution rights and/or winding up rights of the Company and such other items as may arise from time to time: senior to the shares of (a) common stock, par value $0.0001 per share, of the Company; (b) any other class or series of preferred stock issued by the Company (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the “Junior Securities”); and (c) junior to all existing and future indebtedness of the Corporation.

Voting Rights. Except as otherwise required by law or by the Corporation’s Articles of Incorporation, the outstanding shares of Series A Preferred Stock will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors.

Dividends. Commencing on the date of the issuance of any such shares of Series A Preferred Stock (each respectively an “Issuance Date”), holders of Series A Preferred Stock shall be entitled to receive an annual dividend on each outstanding share which shall accrue in shares of Series A Preferred Stock at a rate equal to 10.0% per annum from the Issuance Date.

(a) No dividend payment shall be made on or with respect to any shares of Junior Securities unless, prior thereto, so long as any shares of Series A Preferred Stock are outstanding.

(b) Dividends on Series A Preferred shall be calculated on the basis of a 365-day year, and shall accrue daily commencing on the original issue date on an annual compound interest basis.

Protective Provision. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative approval of the Holders of a majority of the shares of the Series A Preferred Stock then outstanding (voting as a class), alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise pari passu with the Series A Preferred Stock, (c) amend its certificate or articles of incorporation in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series A Preferred Stock, (e) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event (as defined below), or (f) enter into any agreement with respect to the foregoing.

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a. "Deemed Liquidation Event" shall mean; (i) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease: transfer: exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

b. The Corporation shall not have the power to effect a Deemed Liquidation Event referred to above unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with the Liquidation section below.

Liquidation.

a. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, before any distribution or payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, the holders of Series A Preferred Stock shall first be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each outstanding share of Series A Preferred Stock equal to $10,000.00 (the "Original Series A Issue Price”), plus any accrued but unpaid Dividends thereon (collectively the “Series A Liquidation Value”). If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the shares of Series A Preferred Stock are not paid in full, the holders of shares of Series A Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.

b. After payment has been made to the holders of the Series A Preferred Stock of the full amount of the Series A Liquidation Value, any remaining assets of the Corporation shall be distributed among the holders of the Corporation's Junior Securities in accordance with the Corporation’s Certificates of Designation and Certificate of Incorporation.

c. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full to all holders of the Series A Preferred Stock, then such assets shall be distributed among the holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Redemption.

a. Corporation's Redemption Option. Upon or after the fourth anniversary of the initial Issuance Date, the Corporation shall have the right at the Corporation's option, to redeem all or a portion of the shares of Series A Preferred Stock at a price per share (the ''Corporation Redemption Price") equal to 100% of the Series A Liquidation Value.

b. Early Redemption. Prior to redemption pursuant to Section (a) above, the Corporation shall have the right, at the Corporation's option, to redeem all or a portion of the shares of Series A Preferred Stock, at a price per share equal to: (i) 127% of the Series A Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial Issuance Date, (ii) 118% of the Series A Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial Issuance Date, and (iii) 109% of the Series A Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial Issuance Date.

41

c. Mandatory Redemption. If the Corporation determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Corporation shall redeem the Series A Preferred Stock at the prices set forth in Section (b) above including the premium for early redemption set forth therein.

d. Mechanics of Redemption. If the Corporation elects to redeem any of the Holders' Series A Preferred Stock then outstanding, it shall do so by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Corporation”) to each holder of Series A Preferred Stock, which Notice of Redemption at Option of Corporation shall indicate (A) the number of shares of Series A Preferred Stock that the Corporation is electing to redeem and (B) the Corporation Redemption Price (plus the premium for early redemption pursuant to Section (b) above if applicable).

e. Payment of Redemption Price. Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, such Holder shall promptly submit to the Corporation such Holder's Series A Preferred Stock certificates. Upon receipt of such Holder's Series A Preferred Stock certificates, the Corporation shall pay the Corporation Redemption Price (plus the premium for early redemption pursuant to Section (b) above if applicable), to such Holder, at the Corporation's option either (i) in cash, or (ii) by offset against any outstanding note payable from holder to the Corporation that was issued by older in connection with the exercise of warrants by such holder.

Transferability. The Series A Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of (“Transfer'") in accordance with state and federal securities laws. The Corporation shall keep at its principal office, or at the offices of the transfer agent, a register of the Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation, at the request of the record holder of such certificate, shall execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

Designations, Preferences, Rights And Limitations

Of Series B Preferred Stock

Designation And Number Of Shares. 49,999,000 shares of Series B Preferred Stock par value $0.0001 per share, are authorized (the “Series B Preferred Stock” or “Series B Preferred Shares “).

Dividends. The holders of Series B Preferred Stock shall not be entitled to receive dividends.

Voting Rights. The outstanding shares of Series B Preferred Stock shall hold the equivalent vote of Five Hundred (500) shares of Common Stock and may vote on any action requiring any class of shares to vote.

Restrictions. The rights of Series B Preferred Stock are not transferable except when foreclosed upon as collateral for a loan to the Company. Upon a foreclosure action, the duration of the Series B Preferred will be capped at Six (6) Months from the date of receipt by the subsequent holder. No extensions are available to subsequent holders who own the Series B Preferred Stock as a result of a foreclosure. Any sale of Series B Preferred Stock will result in an automatic conversion at a rate of One (1) share of Series B Preferred Stock equaling One (1) share of Common Stock.

Liquidation. Dissolution or Winding Up.

(a)	In the event of any liquidation or winding up of the Company, the Holder of the Series B Preferred Stock shall be issued Two (2) shares of Common Stock for every share of Series B Preferred Stock.
(b)	A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation.

42

Poison Pill. In the event that two (2) or more shareholders who combined own more than Twenty Percent (20%) of the outstanding Common Stock enter into an agreement, arrangement or understanding (not including solicitation of revocable proxies) for the purpose of acquiring, holding, voting or disposing of any voting securities of the Company, then the holders of the Series B Preferred Stock as a class shall be issued One and Twenty Five Hundredths (1.25) shares of Common Stock for every share of Common Stock outstanding.

Designations of Other Classes of Stock. If at any time the Board of Directors authorizes, designates or otherwise determines or amends the rights and preferences of any class of stock to alter the voting structure of the Company, either in whole, or in part, or to effect the vote of any one, several, or all classes of stock, holders of Series B Preferred will be issued additional shares of Series B Preferred or Common Stock to maintain the current voting power of the holder. Regardless of any future designation, the Series B Preferred Stock will maintain a majority voting position of at least Fifty-Five Percent (55%). The voting power of the Series B Preferred cannot be decreased. Under no circumstances shall the voting rights of any other class of stock have the ability to outvote the entire block of issued Series B Preferred Shares voting as a class.

Designations, Preferences, Rights And Limitations

Of Series C Preferred Stock

Designation And Number Of Shares. 1,000,000 shares of Series C Preferred Stock par value $0.0001 per share, are authorized (the “Series C Preferred Stock” or “Series C Preferred Shares “).

Dividends. The holders of Series B Preferred Stock shall not be entitled to receive dividends.

Conversion or Redemption The holders of shares of Series C Preferred Stock shall have conversion rights into Common Stock at a ratio of one share of Series C Preferred shall convert into 1,000,000 shares of Company Common Stock. This conversion ratio cannot be adjusted.

Voting Rights. Each outstanding shares of Series C Preferred Stock shall be have a vote of 1,000,000 shares of Company Common Stock.

Dilution. The rights of the Series C Preferred Stock shall not be diminished by dilution or a reverse split of the securities of the Company.

Rights. Holders of Series C Preferred Stock who are not members of the Board of Directors of the Company can only convert their Series C Preferred Stock into Common Stock up to an amount that would not allow their beneficial ownership of the Company Common Stock to exceed 9.9% of the current issued and outstanding shares of the Company.

43

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Valiant Eagle, Inc. (“Valiant Eagle, Inc.,” “We,” or the “Company”) is offering up to $10,000,000 total of Securities, consisting of Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Transfer Online Inc., 512 SE Salmon Street, 2nd Floor, Portland, OR 97214-3444, Phone: (503) 227-2950. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

44

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Donnell E. Suares, Esq. of Brooklyn, N.Y.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

45

VALIANT EAGLE, INC.

F-1

VALIANT EAGLE, INC.

Balance Sheet

For the Periods Ended December 31, 2020 & December 31, 2019

Unaudited

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets
Cash on hand, in bank	57,500	92,000
Accounts receivable	112,000	112,000
Prepaid director services	11,000,000	10,000,000
Prepaid consulting services	2,350,000	2,350,000
Total current assets	13,519,500	12,554,000

Fixed Assets
Property, plant & equipment	0	1,000,000
Total fixed assets	0	1,000,000

Other Assets
OKTV	4,500	4,500
Providence films	11,000,000	11,000,000
Franchise X Ent., LLC	2,000,000	2,000,000
Edwardo Sheldon, LLC	–	200,000
Total other assets	13,004,500	13,204,500

Total assets	26,524,000	26,758,500

See accountants' report and notes to financial statements

F-2

VALIANT EAGLE, INC.

Balance Sheet

For the Periods Ended December 31, 2020 & December 31, 2019

Unaudited

	December 31,	December 31,
	2020	2019

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities
Accounts payable	8,100	8,100
Notes payable - current	15,206	15,206
Total current liabilities	23,306	23,306

Long-term Liabilities
Notes payable	1,708,900	4,200,000
Notes payable - director	23,000,000	23,000,000
Accrued interest	4,109,231	2,753,832
Total long-term liabilities	28,818,131	29,953,832

Total liabilities	28,841,437	29,977,138

STOCKHOLDERS' EQUITY

Preferred stock, Class A, $0.0001 par value, 1,000 authorized; 1,000 issued and outstanding at 12/31/19 & 12/31/20	0	0
Preferred stock, Class B, $0.0001 par value, 49,999,000 authorized; 49,999,000 issued and outstanding at 12/31/19 and 12/31/20	5,000	5,000
Preferred stock, Class C, $0.0001 par value, 1,000,000 authorized; issued and outstanding: none at 12/31/19 and 1,000,000 at 12/31/20	100	–
Common stock, $0.0001 par value; 5,000,000,000 authorized; issued and outstanding: 4,219,700,000 at 12/31/19 and 75,992,524 at 12/31/20	7,599	421,970
Additional paid in capital	13,503,959	11,077,263
Accumulated deficit	(14,722,871)	(12,405,654)
Current earnings	(1,111,224)	(2,317,217)
Total Stockholders' equity	(2,317,437)	(3,218,638)

Total Liabilities and Stockholders' Equity	$26,524,000	$26,758,500

See accountants' report and notes to financial statements

F-3

VALIANT EAGLE, INC.

Statement of Income and Retained Earnings (Deficit)

For the Twelve Months Ended

December 31, 2020 & December 31, 2019

Unaudited

	December 31,	December 31,
	2020	2019

Revenue	$1,940,799	$60,200

Operating Expenses
Interest expense	2,079,073	2,214,012
Sales team	76,000	8,000
Assistant	18,500	2,000
Programming	107,000	4,000
Legal & professional	60,450	5,750
Marketing	22,000	2,200
Master Control	27,000	12,000
Content	58,000	2,000
Public relations	15,300	100
Interns	9,500	600
Web	2,350	250
Travel	–	1,700
Editors	60,500	550
Equipment	19,500	4,410
Supplies	5,200	1,900
Rent	37,500	6,000
Advertising	6,400	500
IT	9,600	2,000
Utilities	8,450	1,900
Wages & direct costs	206,000	106,000
Repairs & maintenance	7,200	740
Miscellaneous	16,500	540
Total Expenses	2,852,023	2,377,152

Net Operating loss	$(911,224)	$(2,317,217)

Extraordinary Loss: Edwardo Sheldon	(200,000)	–

Net Income	(1,111,224)	(2,317,217)

Retained earnings (Deficit);
Beginning of period	(14,722,871)	(12,405,654)

End of Period	$(15,834,095)	$(14,722,871)

See accountants' report and notes to financial statements

F-4

VALIANT EAGLE, INC.

Statement of Cash Flows

For the Twelve Months Ended

December 31, 2020 & December 31, 2019

Unaudited

	2020	2019

OPERATING ACTIVITIES

Net Income (Loss)	$(1,111,224)	$(2,317,217)

Adjustments to reconcile net Income (Loss) to net cash provided by operations
Decrease (increase) in accounts receivable	0	(38,000)
Decrease (increase) in prepaid services	1,000,000	0
Decrease (increase) in accounts payable	0	(3,600)
Decrease (increase) in notes payable	(2,491,100)	0
Decrease (increase) in accrued interest	1,355,399	725,600
Total Adjustments	(135,701)	684,000
Net cash provided by operating activities	(1,246,925)	(1,633,217)

Investing Activities
Asset acquisition/divestment	(1,200,000)	0
Net cash provided by investment activity	(1,200,000)	0

Financing Activities
Stock issuances	(14,271)	22,450
Paid in capital	2,426,696	1,671,167
Net cash from financing activity	2,412,425	1,693,617

Net cash increase for period	(34,500)	60,400

Cash at beginning of period	92,000	31,600

Cash at end of period	$57,500	$92,000

See accountants' report and notes to financial statements

F-5

VALIANT EAGLE, INC.

Statement of Stockholders' Equity

December 31, 2020

Unaudited

	Common Stock		Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
December 31, 2017	3,240,200,000	$324,020	$11,077,263	$(11,766,778)	(365,495)

Stock issuances	1,020,000,000	102,000			102,000
Net income (loss) - FYE 12/31/18				(638,876)	(638,876)

December 31, 2018	4,260,200,000	426,020	11,077,263	(12,405,654)	(902,371)

Stock cancellations (net)	(40,500,000)	(4,050)			(4,050)
Net income (loss) - FYE 12/31/19				(2,317,217)	(2,317,217)

December 31, 2019	4,219,700,000	421,970	11,077,263	(14,722,871)	(3,223,638)

Reverse stock split	(4,218,803,026)	(421,880)			(421,880)
Stock issuances - 6/30/20	52,500,000	5,250		5,250
Stock issuances - 9/30/20	9,750,000	975	1,004,652		1,005,627
Stock issuances - 12/31/20	12,845,550	1,284	1,422,044		1,423,328
Net income(loss) - 12/31/20				(1,111,224)	(1,111,224)
December 31, 2020	75,992,524	7,599	13,503,959	(15,834,095)	(2,322,537)

See accountants' report and notes to financial statements

F-6

VALIANT EAGLE, INC.

Notes to the Financial Statements

December 31, 2020 (unaudited)

THE COMPANY

The Company was incorporated under the laws of Delaware on March 21, 2007 as International Medical Staffing Inc. which is in the business of developing, marketing, licensing, and contract manufacturing of lighting technology for use in residential, commercial, and industrial applications worldwide. In November, 2009, the Company changed its name to Purespectrum Inc.

On February 20, 2015, the Company acquired as a wholly owned subsidiary, Nutrafill LLC, a Georgia corporation that is a nutraceutical manufacturer using only natural ingredients. The company encapsulates a variety of vitamins, and also packages, powders and liquids.

On September 7th, 2018, pursuant to an Acquisition and Merger Agreement, the Company fully divested itself of Nutrafill LLC, and acquired all of the membership interest in Opportunity Knocks Television LLC, a Californian Limited Liability Company.

Opportunity Knocks Television is a variety network created with you and your family in mind. OKTV is television with a purpose. It air shows to inspire and motivate, not only entertain you; whatever your interests. This network is designed with a very specific aim in mind.... “Bringing Families Back together”. It is developed to engage people to rethink community. It speaks to the children, the tweens, young adults and the grandparents.

As of February 12, 2020, the Company performed a name change to Valiant Eagle, Inc. to better reflect the Company’s strategic focus on the energizing of entertainment in television, the internet, and social media. In addition, it received FINRA approval simultaneously as the name change for a 5000-1 reverse stock split.

SIGNIFICANT ACCOUNTING POLICIES

The Company's accounting policies conform to United States generally accepted accounting principles and have been consistently applied in the preparation of these financial statements.

The financial statements included herein have not been audited by and independent registered public accounting firm, but include all adjustments (including normal, recurring entries), which are, in the opinion of management, necessary for a fair presentation of the results for such periods.

GENERAL PRINCIPLES

a) Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosure. Accordingly, actual results could differ from those estimates.

b) Revenue Recognition

The Company recognizes revenue when earned in accordance with SEC Staff Accounting Bulletin No 101. "Revenue Recognition in Financial Statements”.

c) Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

F-7

NOTES PAYABLE

The Company had long term debt (not including interest) of $165,000 owed to Millenial Investments LLC for Consulting Services. This debt was subsequently transferred to Anthony Chambers pursuant to the Acquisition and Merger Agreement dated September 7th, 2018. There were no terms on the convertible debt with respect to its maturity, conversion features or interest rate.

The Company had long term debt (not including interest) of $860,000 owed to Nathan Yoder for Consulting Services. Pursuant to Settlement Agreements dated March 2nd, 2017 and September 6, 2018, the notes owing were amalgamated with accrued interest and issued in the amounts of $518,665.83 and $403,686 respectively. The debt carries interest at 8% per annum and matures one year after the aforementioned issuance. This debt was subsequently transferred to Anthony Chambers pursuant to the Acquisition and Merger Agreement dated September 7th, 2018.

The Company had long term debt (not including interest) of $860,000 owed to Paul Khan for Consulting Services. This debt was subsequently transferred to Michael Sherman pursuant to the Acquisition and Merger Agreement dated September 7th, 2018. During the quarter ending September 30, 2019 this Note was cancelled for non-performance.

The Company had long term debt (not including interest) of $10,000,000 owed to Xavier Mitchell as per a director’s agreement. It was issued on October 1st, 2018, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt (not including interest) of $11,000,000 owed to Xavier Mitchell as per the Purchase and Sale Agreement for Providence Films LLC and Providence Film Group LLC. It was issued on November 10th, 2018, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt (not including interest) of $2,000,000 owed to Xavier Mitchell as per the Purchase and Sale Agreement for Franchise X Entertainment LLC. It was issued on November 15th, 2018, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt (not including interest) of $2,000,000 owed to Adrian Sinay for Consulting Services. This was rescinded as of April 27th, 2020. It was issued on November 1st, 2018, matured one year after issuance and carried interest of 8% per annum.

The Company had long term debt (not including interest) of $150,000 owed to Lavelle Mitchell for Consulting Services. It was issued on November 1st, 2018, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt (not including interest) of $100,000 owed to Angela Johnson for Consulting Services. It was issued on October 23rd, 2018, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt (not including interest) of $1,000,000 owed to Adrian Sinay as per the Purchase and Sale Agreement for San Diego land. This was rescinded as of April 27 ,2020. It was issued on October 25th, 2018, matured one year after issuance and carried interest of 8% per annum.

The Company had long term debt (not including interest) of $200,000 owed to Dana Belle as per the Purchase and Sale Agreement for Edwardo Sheldon LLC. It was issued on October 16th, 2018, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt (not including interest) of $1,000,000 owed to Todd Handel as per a director’s agreement. It was issued on February 24th, 2020, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt (not including interest) of $15,000 owed to Tracie Goodwin for Consulting Services. It was issued on February 20th, 2020, matures one year after issuance and carries interest of 8% per annum.

F-8

The Company had long term debt (not including interest) of $75,000 owed to David Nokes as per an Advisory Board Agreement. It was issued on March 10th, 2020, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt (not including interest) of $12,000 owed to Varleton McDonald as per a Settlement Agreement. It was issued on May 26, 2020, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt (not including interest) of $7580 owed to Joel Tombran as per a Debt Purchase Agreement signed on June 2nd, 2020 with Anthony Chambers.

The Company had long term debt (not including interest) of $7580 owed to Branalex Financial Group Inc. as per a Debt Purchase Agreement signed on May 15th, 2020 with Anthony Chambers.

The Company had long term debt (not including interest) of $1800 owed to Branalex Financial Group Inc. as per a Debt Purchase Agreement signed on October 5th, 2020 with Anthony Chambers of which $25,200 of the $27,000 balance was converted to 6,000,000 shares.

The Company had long term debt (not including interest) of $5500 owed to Sumit Ghai as per a 8% Convertible Promissory Note. It was issued on July 10, 2020, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt (not including interest) of $2000 owed to Robert I Matthews III as per a 8% Convertible Promissory Note. It was issued on July 10, 2020, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt (not including interest) of $11,985 owed to Sumit Ghai as per a 8% Convertible Promissory Note. It was issued on September 1st, 2020, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt (not including interest) of $9415 owed to Sumit Ghai as per a 8% Convertible Promissory Note. It was issued on September 18, 2020, matures one year after issuance and carries interest of 8% per annum.

The Company had long term debt of $60,000 owed to Cicero Transact Group Inc. pursuant to a Data Delivery & Services dated August 3rd, 2020. It was issued on December 21, 2010, matured six months after issuance and carries no interest. Pursuant to a Data Delivery & Services dated August 3rd, 2020, where Cicero will provide sector-specific data records for lead generation or marketing purposes for the Company’s products and services, the consideration was to allow Caesar Capital Group LLC’s two notes to be reinstated with values of $170,000 and $20,000 of which $130,000 has been converted into shares.

SHARE CAPITAL

On September 6, 2019, the Company cancelled their reserve account allocation of 265,000,000 common shares.

On October 8, 2019, 250,000,000 common shares issued from a debt conversion were cancelled.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring operating losses and is dependent upon raising capital to continue operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is the intention of the Company's stockholders to fund capital shortfalls for the foreseeable future.

F-9

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1 *	Articles of Incorporation of International Medical Staffing, Inc., dated March 19, 2007
2.2 *	Amended and Restated Certificate of Incorporation of International Medical Staffing, Inc., dated June 4, 2009
2.3 *	Amended and Restated Certificate of Incorporation of International Medical Staffing, Inc., dated October 9, 2009
2.4*	Certificate of Designation for Series A Preferred Stock of Purespectrum, Inc., dated February 5, 2010
2.5*	Certificate of Designation for Series B Preferred Stock of Purespectrum, Inc., dated October 10, 2010
2.6*	Certificate of Amendment of Certificate of Incorporation of Purespectrum, Inc., dated December 11, 2011
2.7*	Certificate of Amendment of Certificate of Incorporation of Purespectrum, Inc., dated March 1, 2012
2.8*	Certificate of Designation for Series C Preferred Stock of Valiant Eagle, Inc., dated July 1, 2020
2.9	By-Laws (incorporated by reference to Exhibit 3.2 of the company’s Annual Report on Form 10-K filed April 16, 2010
3.1*	Specimen Stock Certificate
4.1*	Form of Subscription Agreement
6.1*	Employment Agreement of Xavier Mitchell, dated April 1, 2021
7.1*	Acquisition and Merger Agreement, dated September 7, 2018
7.2*	ABA Team Reservation Agreement (Hollywood), dated January 21, 2021
7.3*	ABA Team Reservation Agreement (Beverly Hills), dated January 23, 2021
11.1	Consent of Donnell Suares (included in Exhibit 12.1)
12.1	Opinion of Donnell Suares

* Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 13, 2021.

(Exact name of issuer as specified in its charter): Valiant Eagle, Inc.

By (Signature and Title):	/s/ Xavier Mitchell
Xavier Mitchell Chief Executive Officer (Principal Executive Officer) and Director

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Xavier Mitchell
Xavier Mitchell
(Title):	Chief Executive Officer and Director

(Date):	May 13, 2021

SIGNATURES OF DIRECTORS:

/s/ Xavier Mitchell	May 13, 2021
Xavier Mitchell	Date

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